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                                                                    EXHIBIT 4.07

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                           CARAUSTAR INDUSTRIES, INC.,


                                   as Issuer,


                     THE SUBSIDIARY GUARANTORS NAMED HEREIN,


                                       and


                              THE BANK OF NEW YORK,


                                   as Trustee





                          SECOND SUPPLEMENTAL INDENTURE


                           Dated as of March 29, 2001


                       $200,000,000 7 3/8% NOTES DUE 2009




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                          SECOND SUPPLEMENTAL INDENTURE


         SECOND SUPPLEMENTAL INDENTURE, dated as of March 29, 2001, among CARAUSTAR INDUSTRIES, INC., a North Carolina corporation (the "Company"), having its principal office at 3100 Joe Jerkins Boulevard, Austell, Georgia, 30106, the Subsidiary Guarantors (as hereinafter defined) named herein, and THE BANK OF NEW YORK, as Trustee hereunder (the "Trustee"), having its Corporate Trust Office at 101 Barclay Street, 21W, Corporate Trust Administration, New York, NY 10286. Terms used herein which are defined in the Indenture (as hereinafter defined) shall have the respective meanings assigned to them in the Indenture.


                                    RECITALS

         WHEREAS, the Company and the Trustee entered into an Indenture, dated as of June 1, 1999 (the "Indenture"), providing for the issuance of debt securities in series; and

         WHEREAS, pursuant to the Indenture, the Company and the Trustee entered into a First Supplemental Indenture, dated as of June 1, 1999 (the "First Supplemental Indenture"), pursuant to which the Company issued $200,000,000 in aggregate principal amount of its 7 3/8% Notes due 2009 (the "Notes"); and

         WHEREAS, Section 901 of the Indenture provides that the Company and the Trustee may supplement the Indenture in order to add certain provisions in respect of any series of Securities that do not adversely affect the rights of the Holders thereof; and

         WHEREAS, the Company desires to cause certain of its Subsidiaries to guarantee the payment and performance of the Company's obligations with respect to the Notes, and in order to provide the terms and conditions of such guarantees and certain related changes to the terms of the Notes, the Company and the Subsidiary Guarantors named herein have duly authorized the execution and delivery of this Second Supplemental Indenture; and

         WHEREAS, all acts and things prescribed by the Indenture, by law and by the certificate of incorporation and bylaws of the Company, each Subsidiary Guarantor and the Trustee necessary to make this Second Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been done and performed;

         NOW, THEREFORE, in order to declare the terms and conditions of the guarantees of the Notes by the Subsidiary Guarantors, and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders from time to time of the Notes, as follows:



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                                    ARTICLE I

                              SUBSIDIARY GUARANTEES

         Section 101. Guarantees. Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Notes (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article notwithstanding any extension or renewal of any Obligation.

         Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Notes or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) except as set forth in Section 106 of this Article, any change in the ownership of such Subsidiary Guarantor.

         Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

         Except as expressly set forth in Sections 102 and 106 of this Article, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other


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act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

         Each Subsidiary Guarantor further agrees that its guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

         In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid amount of such Obligations, (2) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and
(3) all other monetary Obligations of the Company to the Holders and the Trustee.

         Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full of all Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Five of the Indenture for the purposes of such Subsidiary Guarantor's Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article Five of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

         Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section.

         Section 102. Limitation on Liability. Each Subsidiary Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee by such Guarantor pursuant hereto not constitute a fraudulent transfer or conveyance for purposes of Title 11, U.S. Code or any similar federal or state law for the relief of debtors, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and each such Subsidiary Guarantor hereby irrevocably agree that the Obligations of such Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any Obligations under or with respect to the Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect


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of the obligations of such other Subsidiary Guarantor under its Subsidiary
Guarantee or pursuant to Section 107 of this Article, result in the Obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting such fraudulent transfer or conveyance.

         Section 103. Successors and Assigns. This Article shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.

         Section 104. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article at law, in equity, by statute or otherwise.

         Section 105. Modification. No modification, amendment or waiver of any provision of this Article, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

         Section 106. Release of Subsidiary Guarantor. Upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor or upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (in each case other than a sale or disposition to the Company or an Affiliate of the Company), such Subsidiary Guarantor shall be released from all obligations under this Article and its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder. In addition to the foregoing, if the Company exercises its Defeasance option pursuant to Article Fourteen of the Indenture, each Subsidiary Guarantor shall be released from all obligations under this Article and its Subsidiary Guarantee. If for any reason a Subsidiary Guarantor ceases to be a guarantor of the Credit Agreement, such Subsidiary Guarantor shall also be released from all obligations under this Article and its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

         Section 107. Contribution. In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under its Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets (as hereinafter defined) of each Subsidiary Guarantor (including the Funding Guarantor) for all payments,


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damages and expenses incurred by that Funding Guarantor in discharging the
Company's obligations with respect to the Notes or any other Subsidiary Guarantor's Obligations with respect to its Subsidiary Guarantee. As used herein, "Adjusted Net Assets" means, with respect to any Subsidiary Guarantor at any date, the lesser of the amount by which (a) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Guarantee of such Subsidiary Guarantor at such date and (b) the present fair salable value of the assets of such Subsidiary Guarantor at such date, exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under its Subsidiary Guarantee), excluding debt in respect of its Subsidiary Guarantee, as they become absolute and matured.


                                   ARTICLE II

                     SPECIAL PROVISIONS APPLICABLE TO SERIES

         In addition to the terms set forth in the First Supplemental Indenture, the following terms shall be applicable to all of the Notes, whether now Outstanding or hereafter authenticated, executed and delivered:

         Section 201.  Defined Terms.

         (a) "Credit Agreement" means the Credit Agreement, to be dated on or about March 29, 2001, among the Company, as borrower, certain Subsidiaries of the Company from time to time a party thereto, as guarantors, the lenders party thereto, and Bank of America, N.A., as administrative agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

         (b) "Foreign Subsidiary" means any Subsidiary not created or organized in the United States, any state thereof or the District of Columbia and that conducts substantially all of its operations outside of the United States.

         (b) "Obligations" has the meaning specified in Section 101 of this Second Supplemental Indenture.

         (c) "Subsidiary Guarantor" means (i) each of the Company's Subsidiaries providing guarantees under the Credit Agreement on the date of closing thereof (other than Paragon Plastics, Inc.) and (ii) any Person that becomes a Subsidiary of the Company and provides a guarantee under the Credit Agreement that, pursuant to the terms of the Indenture or otherwise in the future, executes a supplemental indenture or other instrument in which such Subsidiary unconditionally guarantees the Company's obligations under the Notes and the Indenture;


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provided that any Person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its respective Subsidiary Guarantee is released in accordance with the terms of the Indenture.

         (d) "Subsidiary Guarantee" means a guarantee by a Subsidiary Guarantor of the Company's obligations under the Notes and the Indenture.

         Section 202. Future Subsidiary Guarantors. If the Company or any of its Subsidiaries shall acquire or create any Subsidiary (other than a Foreign Subsidiary) after the date hereof, then such newly acquired or created Subsidiary shall, substantially concurrently with (and in any event within 10 Business Days after) providing such guarantee, become a Subsidiary Guarantor by executing a supplemental indenture containing a Subsidiary Guarantee and otherwise in form and substance satisfactory to the Trustee.

         Section 203. Event of Default. In addition to the Events of Default set forth in Section 501 of the Indenture, it shall be an Event of Default with respect to the Notes if (a) any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect (other than in accordance with its terms or as permitted by the Indenture) or (b) any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee.


                                   ARTICLE III

                                  MISCELLANEOUS

         Section 301. This Second Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

         Section 302. This Second Supplemental Indenture shall become effective upon execution and delivery by each of the Company, the Subsidiary Guarantors named herein, and the Trustee.

         Section 303. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Second Supplemental Indenture. This Second Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

         Section 304. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.


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         Section 305. The parties may sign any number of copies of this Second
Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.



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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed as of the day and year first above written.

                                          CARAUSTAR INDUSTRIES, INC.


                                          By: /s/ H. Lee Thrash, III
                                             ----------------------------------
                                          Name: H. Lee Thrash, III
                                               --------------------------------
                                          Title: Vice President
                                                --------------------------------
Attest:


By: /s/ Marinan R. Mays
   -------------------------------------
Name: Marinan R. Mays
     -----------------------------------
Title: Secretary
      ----------------------------------

                                   THE BANK OF NEW YORK, Trustee


                                   By:   /s/ Robert A. Massimillo
                                         --------------------------------------
                                   Name: Robert A. Massimillo
                                         --------------------------------------
                                   Title: Assistant Vice President
                                         --------------------------------------

                                   SUBSIDIARY GUARANTORS:
                                   AUSTELL BOX BOARD CORPORATION
                                   AUSTELL HOLDING COMPANY, LLC
                                   BUFFALO PAPERBOARD CORPORATION
                                   CAMDEN PAPERBOARD CORPORATION
                                   CARAUSTAR CUSTOM PACKAGING GROUP, INC.
                                   CARAUSTAR CUSTOM PACKAGING GROUP (MARYLAND),
                                     INC.
                                   CARAUSTAR INDUSTRIAL & CONSUMER PRODUCTS
                                     GROUP, INC.
                                   CARAUSTAR PAPERBOARD CORPORATION
                                   CARAUSTAR RECOVERED FIBER GROUP, INC.
                                   CAROLINA COMPONENT CONCEPTS, INC.
                                   CAROLINA CONVERTING INCORPORATED
                                   CAROLINA PAPER BOARD CORPORATION
                                   CAROTELL PAPER BOARD CORPORATION
                                   CHATTANOOGA PAPERBOARD CORPORATION
                                   CHICAGO PAPERBOARD CORPORATION


                             (signatures continued)


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                                   CINCINNATI PAPERBOARD CORPORATION
                                   COLUMBUS RECYCLING, INC.
                                   FEDERAL TRANSPORT, INC.
                                   GYPSUM MGC, INC.
                                   HALIFAX PAPER BOARD COMPANY, INC.
                                   MCQUEENEY GYPSUM COMPANY
                                   MCQUEENY GYPSUM COMPANY, LLC
                                   NEW AUSTELL BOX BOARD COMPANY
                                   PAPER RECYCLING, INC.
                                   PBL INC.
                                   READING PAPERBOARD CORPORATION
                                   RICHMOND PAPERBOARD CORPORATION
                                   SPRAGUE PAPERBOARD, INC.
                                   SWEETWATER PAPER BOARD COMPANY, INC.


                                   By:   /s/ H. Lee Thrash, III
                                         --------------------------------------
                                   Name: H. Lee Thrash, III
                                         --------------------------------------
                                   Title: Vice President
                                         --------------------------------------

                                   CARAUSTAR, G.P.

                                   By:  Caraustar Industries, Inc., its general
                                        partner


                                   By:   /s/ H. Lee Thrash, III
                                         --------------------------------------
                                   Name: H. Lee Thrash, III
                                         --------------------------------------
                                   Title: Vice President
                                         --------------------------------------

                                   By:   Caraustar Industrial & Consumer
                                         Products Group, Inc., its general
                                         partner


                                   By:   /s/ H. Lee Thrash, III
                                         --------------------------------------
                                   Name: H. Lee Thrash, III
                                         --------------------------------------
                                   Title: Vice President
                                         --------------------------------------
Attest:


By:   /s/ Marinan R. Mays
      --------------------------------------
Name: Marinan R. Mays
      --------------------------------------
Title: Assistant Secretary
      --------------------------------------


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